Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Profit Planners Management, Inc. (the “Company”) on Form 10-Q for the period ending February 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wesley Ramjeet, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending February 28, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the period ending February 28, 2013, fairly presents, in all material respects, the financial condition and results of operations of Profit Planners Management, Inc.

Profit Planners Management, Inc.

Date: April 19, 2013	Profit Planners Management, Inc.
By: /s/ Wesley Ramjeet
Wesley Ramjeet Chief Executive Officer, Chief Financial , Chief Accounting Officer and Director